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                                                                       Exhibit 1

                     WESTERN-SOUTHERN LIFE ASSURANCE COMPANY
                         EXECUTIVE COMMITTEE RESOLUTION
                                  JULY 27, 1992

                             RESOLUTION ESTABLISHING
                                SEPARATE ACCOUNT
                            FOR THE VARIABLE ANNUITY



WHEREAS, the Company has decided to develop a variable annuity product; and

WHEREAS, a separate account is needed as a depository of the premiums paid under such contracts and allocated to the variable account portion of such contracts;

NOW, THEREFORE, BE IT RESOLVED:

          A. That the Company establish a separate account pursuant to the provisions of Section 3907.15, Ohio Revised Code, to be called the Western-Southern Life Assurance Company Separate Account 1 (the "Separate Account"); and

          B. That the purpose of the Separate Account is to receive funds deposited therein as purchase payments for variable annuity contracts issued by the Company through the Separate Account and to invest, manage and deal with such funds in accordance with the terms of such variable annuity contracts; and

          C. That pursuant to Section 3907.15, Ohio Revised Code, the variable annuity contracts issued in respect of the Separate Account shall provide that that portion of the assets of the Separate Account equal to the reserves and other contract liabilities under all annuities and other contracts identified with such account shall not be chargeable with liabilities, or otherwise subject to claims, arising out of any other business in which the Company may be engaged; and

          D. That the Company and the Separate Account shall make application to the Securities and Exchange Commission (the "Commission") for the exemption from certain provisions of Sections 26 and 27 of The Investment Company Act of 1940 (the "Act") with respect to the mortality and expense risk assumption charge to be provided for in the variable annuity contracts; and

          E. That the President or any Vice President of the Company be, and each of them hereby is, authorized, directed and empowered to file the above mentioned application or applications (and such amendments thereto as the President or any such Vice President, or any of them, may deem appropriate) and to take any such further action in connection therewith as the President or any such Vice President, or any of them, may deem appropriate, the filing of such amendments or the taking

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                 of such further action being conclusive evidence that the same is or are appropriate; and

          F. That the officers of the Company be, and each of them hereby is, authorized, directed and empowered to cause to be filed with the Commission with respect to the offering of variable annuity contracts through the Separate Account a registration statement on Form N-4 under the Act and under the Securities Act of 1933; and

          G. That the officers of the Company be, and each of them hereby is, authorized, directed and empowered to take any and all action which, in the judgment of any such officer, is necessary and appropriate in order to cause such variable annuity contracts to be eligible for offering and sale under the securities laws of any jurisdiction in which the Company is qualified to issue such contracts, including, but not limited to, making application for and obtaining qualification or registration under such laws and, in that connection, executing and filing such documents, including consents to service of process and making any agreements that may appear necessary, useful or appropriate with respect thereto the taking of any such action to be conclusive evidence of the necessity and appropriateness thereof; and

          H. That the officers of the Company be, and each of them hereby is, authorized, directed and empowered to execute such additional documents and take such other and further action as any such officer may deem necessary or appropriate for the purpose of effecting the transactions contemplated by the foregoing resolutions, the taking of any such action to be conclusive evidence of the necessity and appropriateness thereof.